UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2017

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On January 27, 2017, Sunstone Hotel Investors, Inc. (“Sunstone”) and Sunstone’s operating partnership, Sunstone Hotel Partnership, LLC (the “Operating Partnership,” and together with Sunstone, the “Company”), entered into employment agreements (the “Employment Agreements”) with each of its current named executive officers: John Arabia, President and Chief Executive Officer, Bryan Giglia, Executive Vice President – Chief Financial Officer, Marc Hoffman, Executive Vice President – Chief Operating Officer, and Robert Springer, Executive Vice President – Chief Investment Officer (collectively, the “Executives”), pursuant to which each of the Executives will continue to be employed by the Company in their respective current positions. The Employment Agreements will supersede and replace (and for Messrs. Arabia and Hoffman, will amend and restate) any employment, change in control and/or employment offer letter agreements previously entered into with the Executives.

The initial term of each Employment Agreement is scheduled to expire on March 31, 2018, unless earlier terminated by either party. Following the expiration of the initial term, the term of each Employment Agreement automatically will be renewed for successive one-year periods on each anniversary of March 31, 2018 unless either party provides the other with notice of intent not to renew the Employment Agreement.

The 2016 annual base salary for Messrs. Arabia, Giglia, Hoffman and Springer were $750,000, $430,000, $520,000 and $395,000, respectively, in each case, which may be increased from time to time in the Company’s sole discretion. In addition, under the Employment Agreements, each Executive will be eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 75% (or 100% for Mr. Arabia) of base salary, a target level equal to 100% (or 150% for Mr. Arabia) of base salary, a high level equal to 150% (or 225% for Mr. Arabia) of base salary and a superior (maximum) level equal to 175% (or 275% for Mr. Arabia) of base salary.

Under the Employment Agreements, each Executive also will be eligible to earn annual equity awards with a threshold level equal to 150% of base salary, a target level equal to 200% (or 275% for Mr. Arabia) of base salary, a high level equal to 250% (or 325% for Mr. Arabia) of base salary and a superior level equal to 300% (or 425% for Mr. Arabia) of base salary, with no guaranteed minimum (and any award may equal zero in any given year). In the event that a change in control (as defined in the Employment Agreements) occurs during the term of the Employment Agreement, any outstanding Company equity awards will fully vest immediately prior to the occurrence of such Change in Control. Furthermore, the Employment Agreements provide that each Executive will be eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

If the Company terminates the Executive’s employment without cause or the Executive terminates his employment for good reason, then (i) the Executive will receive a cash severance payment equal to the sum of (A) two (or three for Mr. Arabia) times the sum of (x) the base salary in effect for the Executive on the date of termination and (y) the greater of the Executive’s target annual bonus for the year in which the termination occurs and the actual annual bonus paid in respect of the last completed calendar year, (B) any earned but unpaid annual bonus for a prior fiscal year, and (C) a pro-rated bonus for the year in which the termination occurs (based on the Executive’s “target” bonus), (ii) all outstanding Company equity awards will vest to the extent such outstanding awards were scheduled to vest within the 12-month period immediately following the date of termination, and (iii) the Executive will receive Company-paid continued health insurance coverage for himself and his eligible family members for up to 18 months following the termination date. The Company’s obligation to provide these severance payments and benefits is conditioned upon the Executive’s timely execution (and non-revocation) of a general release of claims.

If the Company terminates the Executive’s employment by reason of a non-renewal of the Employment Agreement upon the expiration of its term, and the Executive is willing and able, at the time of such non-renewal, to continue performing services during the renewal period, then, subject to the Executive’s timely execution (and non-revocation) of a general release of claims, the Executive will receive an amount equal to 50% of the sum of (i) the base salary in effect for the Executive on the date of termination and (ii) Executive’s target annual bonus for the year in which the termination occurs. However, if such termination occurs on or within 12 months following a change in control, then the Executive will be provided with the same payments and benefits as if Executive’s employment was terminated by the Company without cause or the Executive terminated his employment for good reason (as described above).

If the Executive’s employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries, will be paid an amount equal to the sum of (i) 100% of his annual base salary then in effect, (ii) any earned but unpaid annual bonus for a prior fiscal year, and (iii) a pro-rated bonus for the year in which the death or disability occurs (based on the Executive’s “target” bonus). Additionally, all outstanding time-based vesting Company equity awards will vest and the Executive will receive Company-paid continued health insurance coverage for himself and/or his eligible family members for up to 18 months following the termination date.

Each Employment Agreement also includes certain restrictive covenants, including non-solicitation and nondisparagement covenants. In connection with entering into the Employment Agreements, the Company also expects each Executive to enter into an indemnification agreement with the Company providing that the Company will indemnify and advance expenses to him in the case of certain claims made against him by virtue of his position with the Company.

The above summary of the terms of each Employment Agreement is qualified in its entirety by reference to the agreements, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, and are incorporated in this Item 5.02 by reference.

Item 9.01.  FINANCIAL STATEMENT AND EXHIBITS.

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between the Company and John Arabia.
10.2	Employment Agreement, by and between the Company and Bryan Giglia.
10.3	Amended and Restated Employment Agreement, by and between the Company and Mark Hoffman.
10.4	Employment Agreement, by and between the Company and Robert Springer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: January 27, 2017	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer